Exhibit No. 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in the Prospectus Supplement relating to the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 1997-GL I, of our report dated April 17, 1997, accompanying the combined financial statements of the Certain Entities Under Common Control of Cadillac Fairview S.C. Finance Inc. contained in such Prospectus Supplement, and we consent to the reference to our firm under the caption "Experts" in such Prospectus Supplement.



                                        /s/ KPMG Peat Marwick LLP
                                        -------------------------
                                        KPMG Peat Marwick LLP



Chicago, Illinois
July 18, 1997